Exhibit 10.24

BRIDGE LOAN ESCROW AGREEMENT

This Escrow Agreement is made as of this 29th day of July, 2005, by and among DEVELOPMENT CAPITAL VENTURES, LP (the “Lender”), DPAC TECHNOLOGIES CORP. (the “Borrower”), and BUCHANAN INGERSOLL PC (the “Escrow Agent”).

STATEMENT OF FACTS

A.                                   The Borrower and the Lender have been negotiating the terms of that certain Loan Agreement pursuant to which the Lender has agreed to lend to the Borrower the sum of $500,000 (the “Loan Transaction”).

B.                                     The Loan Transaction is expected to close on or about August 5, 2005, and in any event prior to August 21, 2005 (the “Drop Dead Date”).

C.                                     The Borrower and the Lender have agreed that the Lender is to place the sum of $500,000 in escrow pursuant to the terms of this Agreement, which amount is to be distributed to the Borrower at the closing of the Loan Transaction, if such closing takes place prior to the Drop Dead Date, or such funds will be returned to the Lender promptly after the Drop Dead Date if the Closing has not occurred prior to such date.

D.                                    The Escrow Agent has agreed to act as the escrow agent for such purposes upon the terms set forth herein.

NOW, THEREFORE, in consideration of the Statement of Facts and the mutual covenants and agreements contained herein, the parties, intending to be legally bound, covenant and agree as follows:

1.                                       Establishment of Escrow Fund.

Simultaneously with the execution and delivery of this Agreement, the Lender will deposit the sum of Five Hundred Thousand Dollars ($500,000) (the “Escrow Amount”) with the Escrow Agent.  The Escrow Amount, together with interest accrued thereon, is herein referred to as the “Escrow Fund”.

2.                                       Appointment of Escrow Agent.

2.1                                 The Lender and the Borrower appoint the Escrow Agent to serve as escrow agent under the terms of this Agreement, and the Escrow Agent accepts such appointment.

2.2                                 The Escrow Agent agrees to place the Escrow Amount in an interest bearing account in the name of the Escrow Agent at Citizens Bank, located in Pittsburgh, Pennsylvania.  The Escrow Funds shall be invested in one or more “Permitted Investments” as that term is defined on Exhibit A hereto.  The Escrow Agent is not responsible for monitoring the interest paid on the Escrow Fund nor the deposit insurance thereon.

2.3                                 The Escrow Agent further agrees to carry out the provisions of this Agreement on its part to be performed, but the Borrower and the Lender acknowledge and agree that the duties of Escrow Agent are purely ministerial in nature.

3.                                       Purpose of the Escrow Fund.

The purpose of the Escrow Fund is to provide a source for the funding of the Lender’s obligations under the Loan Transaction.

4.                                       Distribution of the Escrow Fund.

4.1                                 Prior to the Drop Dead Date, the Escrow Agent will disburse the Escrow Fund upon receipt of joint written instructions executed on behalf of both the Borrower and the Lender certifying that the closing of the Loan Transaction is taking place and directing the Escrow Agent as to how to distribute the Escrow Fund (the “Closing Notice”).  If no Closing Notice has been received by the Escrow Agent as of the close of business on the day immediately preceding the Drop Dead Date, then on or promptly after the Drop Dead Date the Escrow Agent will disburse the Escrow Fund to the Lender in accordance with the written instructions of the Lender. The Escrow Agent shall have no discretion in determining when or to whom to release the Escrow Fund.

4.2                                 The Escrow Agent may, at any time, deposit the Escrow Fund with a court of competent jurisdiction and, upon such deposit, the Escrow Agent will be relieved of any further liability or responsibility with respect thereto.

5.                                       Limited Duties of Escrow Agent.

5.1                                 The Escrow Agent will not in any way be bound or affected by a notice of modification or cancellation of this Agreement unless notice thereof is given to the Escrow Agent executed on behalf of both the Borrower and the Lender, nor will the Escrow Agent be bound by any modification of its obligations hereunder unless the same will be consented to by the Escrow Agent in writing.  The Escrow Agent will be entitled to rely upon any judgment, certification, demand or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any facts stated therein, the propriety or validity of the service thereof, or the jurisdiction issuing any judgment.

5.2                                 The Escrow Agent will not be under any duty to give the property held by it hereunder any greater care than it gives its own similar property.

5.3                                 The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine, and it may assume that any person purporting to give any notice or make any statement in connection with the provisions hereof has been duly authorized to do so.

5.4                                 The Escrow Agent may act in reliance upon advice of counsel in reference to any matter connected herewith, and will not be liable for any mistake of fact or error of judgment, or for any act or omission of any kind except as such act or omission constitutes willful misconduct, gross negligence or fraud.

5.5                                 The Escrow Agent will not have any responsibility for the payment of taxes except with funds furnished to the Escrow Agent for that purpose.

5.6                                 This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent hereto.  Except as otherwise expressly provided herein, the Escrow Agent will not refer to, and will not be bound by, the provisions of any other agreement.

5.7                                 Except with respect to claims based upon the Escrow Agent’s willful misconduct, gross negligence or fraud, the Borrower will indemnify and hold harmless the Escrow Agent from any claims made against the Escrow Agent by the Lender arising out of or relating to this Agreement, and the Lender will indemnify and hold the Escrow Agent harmless from any claims made against the Escrow Agent by the Borrower arising out of or relating to this Agreement.  The Borrower and the Lender jointly and severally will indemnify and hold the Escrow Agent harmless from any claim made by any third party arising out of or relating to this Agreement, such indemnification to include all costs and expenses incurred by the Escrow Agent, including reasonable attorneys’ fees.

5.8                                 The Escrow Agent will not be required to institute or defend any action involving any matters referred to herein or which affect it or its duties or liability hereunder, unless or until requested to do so by any party to this Agreement and then only upon receiving full indemnity, in character satisfactory to the Escrow Agent, against any and all claims, liabilities and expenses, including reasonable attorneys’ fees, in relation thereto.

5.9                                 Upon termination of this Agreement, the Escrow Agent may request from the Borrower and the Lender such additional assurances, certificates, satisfactions, releases and/or other documents as it may deem appropriate to evidence the termination of this Agreement.

5.10                           The Lender acknowledges that it is necessary, for federal income tax purposes, for the Escrow Agent to know its employer identification numbers (“EIN”).  The Lender represents that its EIN is 54-1953766.

5.11                           The Borrower and the Lender acknowledge that the Escrow Agent is merely serving as a depository hereunder and that the Escrow Agent currently is serving and will continue to serve as counsel for the Lender with respect to various matters including, but not limited to, the Loan Transaction.  The Borrower agrees, on its own behalf and for any party affiliated with it, that it will not assert that a conflict of interest is presented by the Escrow Agent serving as legal counsel to the Lender in any current or future matter because of the Escrow Agent’s service hereunder and the Borrower agrees that it will not attempt to disqualify the Escrow Agent from acting as counsel to the Lender because of its service hereunder.

6.                                       Notices.

All notices or other communications required or permitted hereunder will be in writing and will be deemed given when delivered: (i) personally, (ii) by registered or certified mail (postage prepaid), (iii) by legible facsimile transmission or (iv) by overnight courier (fare prepaid), in all cases addressed as follows:

If to the Borrower, to:	with a copy to:

DPAC Technologies Corp.	Nicholas Yocca, Esq.
7321 Lincoln Corp.	The Yocca Law Firm, LLP
Garden Grove, CA 92841	19900 MacArthur Blvd., Suite #650
Telecopy: (714) 899-7557	Irvine, CA 92612
Telecopy: (949) 253-0870

If to the Lender, to:	with a copy to:

Development Capital Ventures, LP	Richard D. Rose, Esq.
4443 Brookfield Corporate Drive, Suite 110	Buchanan Ingersoll PC
Chantilly, VA 20151	One Oxford Centre
Telecopy: (703) 961-0154	301 Grant Street, 20th Floor
Pittsburgh, PA 15219-1410
Telecopy: (412) 562-1041

If to the Escrow Agent, to:

Thomas G. Buchanan, Esq.
Buchanan Ingersoll PC
One Oxford Centre
301 Grant Street, 20th Floor
Pittsburgh, PA 15219-1410
Telecopy:  412-562-1041

or to such address as such party may indicate by a notice delivered to the other parties.  Notice will be deemed received the same day (when delivered personally), 5 days after mailing (when sent by registered or certified mail), or the next business day (when sent by facsimile transmission or when delivered by overnight courier).  Any party to this Agreement may change its address to which all communications and notices may be sent hereunder by addressing notices of such change in the manner provided.

7.                                       Miscellaneous.

7.1                                 This Agreement and the rights and the obligations of the parties will be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its conflicts of law provisions.

7.2                                 The parties:  (i) agree that any legal action concerning any and all claims, disputes, or controversies arising out of or relating to this Agreement will only be commenced in Pittsburgh, Pennsylvania and that such location is the most convenient forum for the parties; (ii) consent to the jurisdiction of the state and federal courts located in Allegheny County, Pennsylvania; and (iii) agree to accept service of any pleadings (and such service will be valid), if made by certified or registered mail, return receipt requested, to the respective parties at the addresses set forth in Section 6 of this Agreement.  IN THE EVENT OF ANY COURT PROCEEDING HEREUNDER, THE PARTIES WAIVE THEIR RIGHT TO A TRIAL BY JURY.

7.3                                 The parties agree to execute and deliver any and all documents and to take such further action as will be reasonably required to effectuate the provisions of this Agreement.

7.4                                 This Agreement contains the entire understandings of the parties with respect to the subject matter herein contained and will not be modified except by a writing signed by all the parties.  Any and all recitals, statements (including the Statement of Facts), reports, certificates or other documents or instruments referred to or attached to this Agreement are incorporated by reference into this Agreement.  The word “including” means “including without limitation.”

7.5                                 This Agreement will inure to the benefit of and be binding upon the parties and their respective successors and assigns.  The Borrower, the Lender and, except as provided in Section 4.2, the Escrow Agent cannot assign this Agreement, without the consent of all the other parties, which consent cannot be unreasonably withheld, conditioned or delayed.

7.6                                 There will be no presumption against any party on the ground that such party was responsible for preparing this Agreement or any part of it.

7.7                                 This Agreement may be executed in one or more counterparts, each of which when taken together will comprise one instrument.  Delivery of executed signature pages by facsimile transmission will constitute effective and binding execution and delivery.

Signatures on Following Page

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

BUCHANAN INGERSOLL PC		DPAC TECHNOLOGIES CORP.

By:		By:
	Name:	Name:
	Title:	Title:

DEVELOPMENT CAPITAL VENTURES, LP

		By:	DCC Operating, Inc.
		Its:	General Partner

By:
Name:
Title:

Exhibit A

Permitted Investments

(1)                                  Direct obligations of, or obligations guaranteed as to principal and interest by, the United States, which mature within 15 months from the date of the investment; or

(2)                                  Repurchase agreements with federally insured institutions, with a maturity of seven days or less.  The securities underlying the repurchase agreements must be direct obligations of, or obligations guaranteed as to principal and interest by, the United States.  The securities must be maintained in a custodial account at a federally insured institution; or

(3)                                  Certificates of deposit with a maturity of one year or less, issued by a federally insured institution; or

(4)                                  A deposit account in a federally insured institution, subject to a withdrawal restriction of one year or less; or

(5)                                  A checking account in a federally insured institution.